Exhibit 99.1

4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:

Theodore Stalick, SVP/CFO

(323) 937-1060

www.mercuryinsurance.com

For Release: August 4, 2026

Mercury General Corporation Announces Second

Quarter Results and Declares Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2026:

Consolidated Highlights

	Three Months Ended June 30,		Change			Six Months Ended June 30,		Change
	2026	2025	$	%		2026	2025	$	%
(000’s except per-share amounts and ratios)
Net premiums earned (2)	$1,497,767	$1,366,738	$131,029	9.6		$2,950,180	$2,649,808	$300,372	11.3
Net premiums written (1) (2)	$1,559,045	$1,480,807	$78,238	5.3		$3,109,163	$2,795,188	$313,975	11.2
Direct premiums written (1)	$1,623,583	$1,484,985	$138,598	9.3		$3,196,324	$2,930,428	$265,896	9.1
Net realized investment gains, net of tax (3)	$68,344	$18,549	$49,795	268.5		$64,756	$36,973	$27,783	75.1
Net income	$263,502	$166,472	$97,030	58.3		$453,922	$58,145	$395,777	680.7
Net income per diluted share	$4.76	$3.01	$1.75	58.1		$8.20	$1.05	$7.15	681.0
Operating income (1)	$195,158	$147,923	$47,235	31.9		$389,166	$21,172	$367,994	1,738.1
Operating income per diluted share (1)	$3.52	$2.67	$0.85	31.8		$7.03	$0.38	$6.65	1,750.0
Catastrophe losses net of reinsurance (4)	$75,000	$13,000	$62,000	476.9		$168,000	$460,000	$(292,000)	(63.5)
Combined ratio (5)	89.9%	92.5%	—	(2.6	) pts	89.6%	105.4%	—	(15.8	) pts

(1)

These measures are not based on U.S. generally accepted accounting principles (“GAAP”), are defined in “Information Regarding GAAP and Non-GAAP Measures” and are reconciled to the most directly comparable GAAP measures in “Supplemental Schedules.”

(2)

Net premiums earned for the three months ended June 30, 2025 includes $51 million of ceded premiums earned related to reinstatement premiums. The Company paid and recorded $101 million of reinstatement premiums in the first quarter of 2025 to reinstate the fully exhausted reinsurance coverage layers of its catastrophe reinsurance treaty ending June 30, 2025 following the Palisades and Eaton wildfires in January 2025, $50 million of which was earned in the first quarter of 2025 and $51 million in the second quarter of 2025. Both net premiums earned and net premiums written for the six months ended June 30, 2025 include $101 million of increased ceded premiums due to the reinstatement premiums noted above.

(3)

Net realized investment gains before tax was $87 million and $23 million for the three months ended June 30, 2026 and 2025, respectively, and $82 million and $47 million for the six months ended June 30, 2026 and 2025, respectively. The changes in fair value of the Company’s investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option under GAAP.

(4)

The majority of 2026 catastrophe losses resulted from approximately $80 million of adverse reserve development on the Palisades and Eaton wildfires, and approximately $72 million of losses from storms in Texas and Oklahoma. The majority of 2025 catastrophe losses resulted from the Palisades and Eaton wildfires in California and storms in Texas and Oklahoma.

(5)

The Company experienced favorable development of approximately $35 million and unfavorable development of approximately $4 million on prior accident years’ loss and loss adjustment expense reserves for the three months ended June 30, 2026 and 2025, respectively, and favorable development of approximately $44 million and $47 million on prior accident years’ loss and loss adjustment expense reserves for the six months ended June 30, 2026 and 2025, respectively. The year-to-date favorable development in 2026 was primarily attributable to lower than estimated losses and loss adjustment expenses in the automobile line of insurance business, partially offset by adverse development on the homeowners line of insurance business. The year-to-date favorable development in 2025 was primarily attributable to lower than estimated losses and loss adjustment expenses in the private passenger automobile and homeowners lines of insurance business.

Investment Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
(000’s except average annual yield)
Average invested assets at cost (1)	$6,887,886	$5,703,599	$6,764,700	$5,686,645
Net investment income (2) (3)
Before income taxes	$89,763	$78,759	$175,399	$160,238
After income taxes	$76,622	$66,021	$149,482	$133,872
Average annual yield on investments (2) (3)
Before income taxes	4.5%	4.7%	4.5%	4.7%
After income taxes	3.9%	3.9%	3.9%	4.0%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets excluding cash for each period.

(2)

Net investment income includes interest income earned on cash of approximately $11.9 million and $12.5 million ($9.4 million and $9.9 million after tax) for the three months ended June 30, 2026 and 2025, respectively, and approximately $23.1 million and $25.6 million ($18.2 million and $20.2 million after tax) for the six months ended June 30, 2026 and 2025, respectively. Average annual yield on investments does not include interest income earned on cash.

(3)

Higher net investment income before and after income taxes for the three and six months ended June 30, 2026 compared to the corresponding period in 2025 resulted largely from higher average invested assets. Average annual yield on investments before income taxes for the three months ended June 30, 2026 decreased from the corresponding period in 2025, primarily due to an increase in tax-exempt investments with lower pre-tax yields. Average annual yield on investments before income taxes for the six months ended June 30, 2026 decreased from the corresponding period in 2025, primarily due to an increase in tax-exempt investments with lower pre-tax yields, combined with lower yields on floating rate investments resulting from lower short-term market interest rates. Average annual yield on investments after income taxes for the six months ended June 30, 2026 decreased from the corresponding period in 2025, primarily due to lower yields on floating rate investments resulting from lower short-term market interest rates.

The Board of Directors declared a quarterly dividend of $0.3175 per share. The dividend will be paid on September 24, 2026 to shareholders of record on September 10, 2026.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers and direct-to-consumer sales in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company’s insurance products, inflation and general economic conditions, including general market risks associated with the Company’s investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general, including subrogation recovery estimates; the Company’s ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile or homeowners insurance industry or business generally that may be enacted in the states where the Company operates; the Company’s success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the Company’s ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; effects of changing climate conditions; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; changes in global trade policies, including trade barriers or restrictions; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 17, 2026.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES

SUMMARY OF OPERATING RESULTS

(000’s except per-share amounts and ratios)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Net premiums earned	$1,497,767	$1,366,738	$2,950,180	$2,649,808
Net investment income	89,763	78,759	175,399	160,238
Net realized investment gains	86,512	23,480	81,970	46,801
Other	7,723	8,908	14,026	14,916

Total revenues	1,681,765	1,477,885	3,221,575	2,871,763

Expenses:
Losses and loss adjustment expenses	973,280	940,037	1,906,231	2,160,850
Policy acquisition costs	250,328	227,880	490,830	456,601
Other operating expenses	122,918	96,025	246,805	175,478
Interest	7,909	7,195	14,726	14,383

Total expenses	1,354,435	1,271,137	2,658,592	2,807,312

Income before income taxes	327,330	206,748	562,983	64,451
Income tax expense	63,828	40,276	109,061	6,306

Net income	$263,502	$166,472	$453,922	$58,145

Basic average shares outstanding	55,389	55,389	55,389	55,389
Diluted average shares outstanding	55,389	55,389	55,389	55,389
Basic Per Share Data
Net income	$4.76	$3.01	$8.20	$1.05
Net realized investment gains, net of tax	$1.23	$0.33	$1.17	$0.67
Diluted Per Share Data
Net income	$4.76	$3.01	$8.20	$1.05
Net realized investment gains, net of tax	$1.23	$0.33	$1.17	$0.67
Operating Ratios-GAAP Basis
Loss ratio	65.0%	68.8%	64.6%	81.5%
Expense ratio	24.9%	23.7%	25.0%	23.9%

Combined ratio	89.9%	92.5%	89.6%	105.4%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES

CONDENSED BALANCE SHEETS AND OTHER INFORMATION

(000’s except per-share amounts and ratios)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $5,802,102; $5,449,726)	$5,788,544	$5,430,251
Equity securities (cost $860,929; $728,460)	974,212	812,787
Short-term investments (cost $368,338; $336,978)	368,357	336,992

Total investments	7,131,113	6,580,030
Cash	1,700,830	1,315,574
Receivables:
Premiums	828,516	751,554
Allowance for credit losses on premiums receivable	(5,800)	(6,000)

Premiums receivable, net of allowance for credit losses	822,716	745,554
Accrued investment income	74,730	73,004
Other	78,067	86,508

Total receivables	975,513	905,066
Reinsurance recoverables (net of allowance for credit losses $1; $39)	44,249	109,672
Deferred policy acquisition costs	378,014	359,724
Fixed assets, net	151,109	146,880
Operating lease right-of-use assets	18,977	12,125
Deferred income taxes	23,861	30,637
Goodwill	42,796	42,796
Other intangible assets, net	6,399	6,827
Other assets	69,504	51,338

Total assets	$10,542,365	$9,560,669
LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and loss adjustment expense reserves	$3,674,700	$3,633,338
Unearned premiums	2,414,836	2,255,935
Notes payable	943,752	574,527
Accounts payable and accrued expenses	422,764	448,703
Operating lease liabilities	18,376	12,328
Current income taxes	2,947	30,770
Other liabilities	228,965	187,793
Shareholders’ equity	2,836,025	2,417,275

Total liabilities and shareholders’ equity	$10,542,365	$9,560,669

OTHER INFORMATION
Common stock shares outstanding	55,389	55,389
Book value per share	$51.20	$43.64
Statutory surplus (a)	$2.77 billion	$2.39 billion
Net premiums written to surplus ratio (a)	2.18	2.39
Debt to total capital ratio (b)	25.1%	19.2%
Portfolio duration (including all short-term instruments) (a) (c)	4.1 years	4.4 years
Policies-in-force (company-wide “PIF”) (a)
Personal Auto PIF	1,070	1,044
Homeowners PIF	938	883
Commercial Auto PIF	34	34
All Other PIF (d)	318	304

Total PIF	2,360	2,265

(a)	Unaudited.
(b)

Debt to Debt plus Shareholders’ Equity (Debt at face value). The Company redeemed its $375 million senior notes on July 13, 2026 using the proceeds from its new $525 million senior notes issued on June 12, 2026. Had the $375 million senior notes been redeemed on June 30, 2026, the debt to total capital ratio at June 30, 2026 would have been 16.9%.

(c)	Modified duration reflecting anticipated early calls.
(d)

All Other PIF represents the combined PIF of all the other smaller lines of insurance business, which in aggregate accounted for only 6.1% of the total company-wide direct premiums written for the six months ended June 30, 2026.

SUPPLEMENTAL SCHEDULES

(000’s except per-share amounts and ratios)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliations of Comparable GAAP Measures to Operating Measures (a)
Net premiums earned	$1,497,767	$1,366,738	$2,950,180	$2,649,808
Change in net unearned premiums	61,278	114,069	158,983	145,380

Net premiums written	$1,559,045	$1,480,807	$3,109,163	$2,795,188

Assumed premiums written	1,977	238	(37,988)	(25,494)
Ceded premiums written	62,561	3,940	125,149	160,734

Direct premiums written	$1,623,583	$1,484,985	$3,196,324	$2,930,428

Incurred losses and loss adjustment expenses	$973,280	$940,037	$1,906,231	$2,160,850
Change in net loss and loss adjustment expense reserves	(28,229)	(41,322)	(41,652)	(326,434)

Paid losses and loss adjustment expenses	$945,051	$898,715	$1,864,579	$1,834,416

Net income	$263,502	$166,472	$453,922	$58,145

Less: Net realized investment gains	86,512	23,480	81,970	46,801
Tax on net realized investment gains (b)	18,168	4,931	17,214	9,828

Net realized investment gains, net of tax	68,344	18,549	64,756	36,973

Operating income	$195,158	$147,923	$389,166	$21,172

Per diluted share:
Net income	$4.76	$3.01	$8.20	$1.05
Less: Net realized investment gains, net of tax	1.23	0.33	1.17	0.67

Operating income (c)	$3.52	$2.67	$7.03	$0.38

Combined ratio			89.6%	105.4%
Effect of estimated prior periods’ loss development			1.5%	1.8%

Combined ratio-accident period basis			91.1%	107.2%

(a)	See “Information Regarding GAAP and Non-GAAP Measures.”
(b)	Based on federal statutory rate of 21%.
(c)	Operating income per diluted share for each of the three months ended June 30, 2026 and 2025 does not sum due to rounding.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income (loss) is the GAAP measure that is most directly comparable to operating income (loss). Operating income (loss) is net income (loss) excluding realized investment gains and losses, net of tax. Operating income (loss) is used by management along with the other components of net income (loss) to assess the Company’s performance. Management uses operating income (loss) as an important measure to evaluate the results of the Company’s insurance business. Management believes that operating income (loss) provides investors with a valuable measure of the Company’s ongoing performance as it reveals trends in the Company’s insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income (loss) highlights the results from ongoing operations and the underlying profitability of the Company’s core insurance business. Operating income (loss), which is provided as supplemental information and should not be considered as a substitute for net income (loss), does not reflect the overall profitability of the Company’s business. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of net income (loss) to operating income (loss).

Net premiums earned, the most directly comparable GAAP measure to net premiums written and direct premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period net of any applicable reinsurance; direct premiums written is such a measure before any applicable reinsurance. Net premiums written and direct premiums written are designed to determine production levels and are meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of net premiums earned to net premiums written and direct premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods’ loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company’s results of operations that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.